Exhibit 10.3
MANAGEMENT INCENTIVE PLAN OF
CHEVRON CORPORATION
As Amended and Restated Effective December 7, 2005
1. Purpose.
The purpose of the Management Incentive Plan of Chevron Corporation is to obtain, develop and retain able management personnel, stimulate constructive and imaginative thinking, and contribute to the growth and profits of the Corporation.
2. Effective Date.
The Plan was adopted effective January 1, 1966 and approved by the Corporation’s stockholders at the Annual Meeting on May 5, 1966. The Plan was amended and restated effective October 9, 2001 and approved by the Corporation’s stockholders at the Annual Meeting on May 15, 2002. The Plan was last amended and restated effective December 7, 2005.
3. Awards Under the Plan.
Awards under the Plan shall be made in the sole discretion of the Committee. After the close of an Award Year, the Committee shall determine the dollar amount of the award to be made to each Eligible Employee whom the Committee selects to be an award recipient for that Award Year; provided, however, that the award amount for the chief executive officer and the next four highest compensated officers of the corporation shall be subject to the following limitations:
         A.     0.5% of the Corporation’s “Annual Income” shall be set aside for awards to such officers. For this purpose, “Annual Income” shall mean reported earnings before special items and accounting changes.
         B.     The maximum awards to the following officers shall equal the indicated percentage of the aggregate fund set forth in A above, determined pursuant to the following schedule:

Officer	Percentage
CEO	40%
Second and third highest compensated officers	20% each
Fourth and fifth highest compensated officers	10% each

Total	100%
C.     The Committee in its sole discretion may reduce the award otherwise payable to any such officer as determined above, but in no event may any such reduction result in an increase of the award payable to any other participant, including but not limited to any other such officer.
The foregoing notwithstanding, following a “change in control” of the Corporation, as defined in Article VI of the bylaws of the Corporation, as such bylaws may be amended from time to time (a “Change in Control”), neither the Committee nor any other entity or individual(s) shall have the discretion to make awards under the Plan. Rather, for the calendar year in which the Change in Control occurs and, if payment of awards for the calendar year prior to the year in which the Change of Control occurs has not been completed as of the date of the Change in Control, that prior calendar year, each Eligible Employee shall be entitled to receive an award in an amount not less than that Eligible Employee’s target bonus, as determined pursuant to the Committee’s established procedures prior to the Change in Control. For any Eligible Employee whose employment terminates other than on the last day of a calendar year, the award determined pursuant to the preceding sentence for the year in which such termination occurs shall be prorated on the basis of the number of weeks elapsed in the calendar year to the date of such termination of employment.
4. Management Compensation Committee.
The Management Compensation Committee of the Board of Directors of Chevron Corporation will administer the Plan. If any member of the Committee does not qualify as an “outside director” for purposes of section 162(m) of the Internal Revenue Code of 1986, as amended, awards under the Plan for the chief executive officer and the four most highly compensated officers of the Corporation (other than the chief executive officer) shall be administered by a subcommittee of the Board consisting of each Committee member who qualifies as an “outside director.” If fewer than two Committee members qualify as an “outside director,” the Board shall appoint one or more other members to such subcommittee who do qualify as “outside directors” so that it will at all times consist of at least two members who qualify as an “outside director” for purposes of section 162(m) of the Code.
Decisions and determinations as to the number and identity of participants, as to the form and amount of awards and as to any other matters relating to awards made under the Plan, shall rest with the Committee. The Corporation management will make recommendations to the Committee, but the Committee will not be bound by such recommendations and will make its own final determinations.
Within 30 days after the occurrence of a Change in Control, the Committee shall appoint an independent organization which shall thereafter administer the Plan and have all of the powers and duties formerly held and exercised by the Committee with respect to the Plan. Upon such appointment, the Committee shall cease to have any responsibility with respect to the administration of the Plan.

5. Eligibility for Management Incentive Awards.
Regular salaried employees including directors, officers, and other individuals serving in important executive, administrative, professional or technical capacities, as determined by the Committee, who have been on the payroll of the Corporation or the payroll of a participating affiliate at any time during the year, shall be eligible for participation in the Plan. As used herein, the term “participating affiliate” shall mean any corporation in which the Corporation holds directly or indirectly more than 50% of the voting securities and whose financial accounts are consolidated with those of the Corporation in the financial statement included in the Annual Report to Stockholders.
6.     Form, Amount, Time and Conditions of Awards.
          (a) Form. Awards may be made in any of the following forms or in any combination of forms as determined by the Committee:
               (i) Units representing shares of Common Stock of the Corporation, together with dividend equivalents, as described in Section 7 (“stock units”);
               (ii) Cash, including cash measured by stock units or any other investment performance measurement selected by the Committee from time to time; or
               (iii) Shares of Common Stock of the Corporation.
In the case of awards in stock units or cash measured by stock units, the number of units shall be adjusted for any stock splits, stock dividends, or other relevant changes in capitalization occurring after the date of award.
          (b) Amount. The amount of each award shall be determined by the Committee.
          (c) Time and Conditions. Any award may be paid in a lump sum in the year in which the award is made or in a series of annual installments, or such awards may be deferred until retirement, death or disability, and then paid in a lump sum or installments, all as the Committee shall determine. The Committee in its discretion may determine that interest (at such rate as may be selected by the Committee) shall be credited to and paid at the same time and in the same manner as a deferred award. Any award and the payment thereof may be made subject to such forfeiture and other conditions for such period of time as the Committee shall determine. Any award which becomes payable after the recipient’s death shall be delivered or distributed to the award recipient’s Beneficiary or Beneficiaries. Each recipient of an award under the Plan may designate on the prescribed form filed with the Committee one or more Beneficiaries. An award recipient may change such designation at any time by filing the prescribed form with the Committee. If a Beneficiary has not been designated or no designated Beneficiary survives the award recipient, any award which becomes payable after the award recipient’s death will be made to the award recipient’s Surviving Spouse as Beneficiary if such Spouse is still living or, if not living, in equal shares to the then living children of the award recipient as Beneficiaries or, if none, to the award recipient’s estate as Beneficiary. The Committee, at its sole discretion, shall determine the form and time of any distribution(s) to an award recipient’s Beneficiary or Beneficiaries.
In addition to any forfeiture condition established by the Committee with respect to any award, until any award granted under the Plan (or a portion thereof) is delivered or distributed, such award (or such portion) shall be forfeited under the following circumstances:
               (i) The participant is dismissed for cause or otherwise ceases to be an employee of the Corporation or a participating affiliate at a time when cause for dismissal exists; or
               (ii) The participant, before or after the termination of his or her employment as an Employee, engages in any activity which, in the Committee’s opinion, is prejudicial to the interests of the Corporation or any participating affiliate; or
               (iii) The participant is indebted to the Corporation or any participating affiliate at the time when the participant becomes entitled to payment of an award under the Plan following termination of employment with the Corporation or any participating affiliate.
                    In such case, the payment, to the extent that the amount thereof (determined as of the date payment is scheduled to be made) does not exceed such indebtedness, shall be forfeited and the participant’s indebtedness to the Corporation or participating affiliate shall be extinguished to the extent of such forfeiture.
The Committee may cancel the payment of all or any part of an award under the Plan if the Committee determines that the payment of such award or part thereof would violate any mandatory wage controls in effect at the time payment would otherwise be made.
7. Dividend Equivalents.
The Committee may determine that any stock unit awarded (or a cash award measured by stock units) will carry with it until paid a dividend equivalent which will entitle the holder to receive payments from the Corporation equal to the cash dividends paid on one share of Common Stock of the Corporation during the periods from the time of the award of the stock units to the time the shares are delivered to the participant (or the cash award is paid). Payment of dividend equivalents may be made in cash or stock and at such time or times as determined by the Committee. Dividend equivalents shall be subject to the same forfeiture and other provisions as the related stock unit.
8. Administration, Amendment and Termination of the Plan.
The Management Compensation Committee shall have the power and authority to interpret and administer the Plan. The Board of Directors may, at any time, alter, amend or terminate the Plan; provided, however, that no alteration, amendment or termination approved by the Board of Directors after six months prior to the public announcement of the proposed transaction which, when effected, is a Change in Control or before the date which is two years after the date of a Change in Control (the “Benefit Protection Period”)

shall be valid or effective if such alteration, amendment or termination would alter the provisions of this Section 8 or adversely affect the amount of a participant’s award under the Plan, whether or not the participant’s employment had terminated at the time the alteration, amendment or termination was approved; provided, however, any alteration, amendment or termination may be effected, even if so approved after such a public announcement, if (a) the alteration, amendment or termination is approved after any plans have been abandoned to effect the transaction which, if effected, would have constituted a Change in Control and the event which would have constituted the Change in Control has not occurred, and (b) within a period of six months after such approval, no other event constituting a Change in Control shall have occurred, and no public announcement of a proposed event which would constitute a Change in Control shall have been made, unless thereafter any plans to effect the Change in Control have been abandoned and the event which would have constituted the Change in Control has not occurred. Any alteration, amendment or termination of the Plan which is approved by the Board of Directors prior to a Change in Control at the request of a third party who effectuates a Change in Control shall be deemed to be an alteration, amendment or termination approved during the Benefit Protection Period.
The Committee is authorized in its sole discretion to establish a grantor trust for the purpose of providing security for the payment of Awards under the Plan; provided, however, that no Participant shall be considered to have a beneficial ownership interest (or any other sort of interest) in any specific asset of the Corporation or of its subsidiaries or affiliates as a result of the creation of such trust or the transfer of funds or other property to such trust.
9. Assignability.
Except as otherwise determined by the Committee, a participant’s award, the interest, if any, of a participant’s beneficiary and (during the period, shares of Common Stock of the Corporation awarded under the Plan are subject to forfeiture conditions) such shares may not be assigned, either by voluntary or involuntary assignment or by operation of law, including, but without limitation, garnishment, attachment or other creditor’s process and any act in violation hereof shall be void.
10. Forfeiture.
(a)     Notwithstanding any other provision of this Plan to the contrary, if a participant engages in Misconduct the Committee (or its delegate) may determine that (i) the participant shall not receive any future awards pursuant to the Plan and (ii) the Corporation may demand repayment of any award received after June 29, 2005 with respect to a period after the date of the Participant’s Misconduct.
(b)     For this purpose, “Misconduct” means that:
(i)     the Corporation has been required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, and the Committee (or its delegate) has determined in its sole discretion that a Participant (i) had knowledge of the material noncompliance or the circumstances that gave rise to such noncompliance and failed to take reasonable steps to bring it to the attention of appropriate individuals within the Corporation or (ii) personally and knowingly engaged in practices which materially contributed to the circumstances that enabled a material noncompliance to occur; or
(ii)    a Participant discloses to others, or takes or uses for his or her own purpose or the purpose of others, any trade secrets, confidential information, knowledge, data or know-how or any other proprietary information or intellectual property belonging to the Corporation and obtained by the Participant during the term of his or her employment, whether or not they are the Participant’s work product. Examples of such confidential information or trade secrets include, without limitation, customer lists, supplier lists, pricing and cost data, computer programs, delivery routes, advertising plans, wage and salary data, financial information, research and development plans, processes, equipment, product information and all other types and categories of information as to which the Participant knows or has reason to know that the Corporation intends or expects secrecy to be maintained; or
(iii)   a Participant fails to promptly return all documents and other tangible items belonging to the Corporation in the Participant’s possession or control, including all complete or partial copies, recordings, abstracts, notes or reproductions of any kind made from or about such documents or information contained therein, upon termination of employment, whether pursuant to retirement or otherwise; or
(iv)   a Participant directly or indirectly engages in, becomes employed by, or renders services, advice or assistance to any business in competition with the Corporation at any time during the twelve months following termination of employment with the Corporation. As used herein, “business in competition” means any person, organization or enterprise which is engaged in or is about to become engaged in any line of business engaged in by the Corporation at the time of the termination of the Participant’s employment with the Corporation; or
(v)    a Participant fails to inform any new employer, before accepting employment, of the terms of this section and of the Participant’s continuing obligation to maintain the confidentiality of the trade secrets and other confidential information belonging to the Corporation and obtained by the Participant during the term of his or her employment with the Corporation; or

(vi)    a Participant induces or attempts to induce, directly or indirectly, any of the Corporation’s customers, employees, representatives or consultants to terminate, discontinue or cease working with or for the Corporation, or to breach any contract with the Corporation, in order to work with or for, or enter into a contract with, the Participant or any third party; or
(vii)   a Participant engages in conduct which is not in good faith and which disrupts, damages, impairs or interferes with the business, reputation or employees of the Corporation; or
(viii)  a Participant committed an act of embezzlement, fraud or theft with respect to the property of the Corporation.
The Committee shall determine in its sole discretion whether the Participant has engaged in any of the acts set forth in subsections (i) through (viii) above, and its determination shall be conclusive and binding on all interested persons.
Any provision of this Section 10 which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this Section 10.